UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

August 4, 2010

Date of Report

CHINA INSONLINE CORP.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-34113	74-2559866
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Room 42, 4F, New Henry House, 10 Ice House Street, Central, Hong Kong
(Address of Principal Executive Offices)

N/A
(Zip Code)

(011) 00852-25232986
Registrant's telephone number, including area code

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01.	Changes in Registrant’s Certifying Accountant.

(a) Dismissal of Weinberg & Company, P.A. On August 4, 2010 (the “Dismissal Date”), China INSOnline Corp. (the “Registrant”) notified Weinberg & Company, P.A. (“Weinberg”) that the Registrant was dismissing Weinberg as its independent registered public accounting firm, effective immediately. The Registrant’s Board of Directors approved the dismissal of Weinberg as the Registrant’s independent registered public accounting firm.

Weinberg’s reports on the Registrant’s financial statements for the fiscal years ended June 30, 2009 and 2008 did not contain an adverse opinion or a disclaimer of opinion, nor were such reports qualified or modified as to uncertainty, audit scope or accounting principles.

During the fiscal years ended June 30, 2009 and 2008, and during the subsequent interim period through the Dismissal Date, there were no disagreements between the Registrant and Weinberg on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Weinberg, would have caused Weinberg to make reference to the subject matter of the disagreements in connection with its reports on the Registrant’s financial statements for such periods.

During the fiscal years ended June 30, 2009 and 2008, and during the subsequent interim period through the Dismissal Date, there was one “reportable event,” as defined in Regulation S-K Item 304(a)(1)(v). In performing the audit of the Registrant's consolidated financial statements for the fiscal year ended June 30, 2009, Weinberg advised the Registrant’s management and the Board of Directors that it had identified the following material weakness: there was a lack of sufficient accounting staff which resulted in a lack of effective controls necessary for a good system of internal control for financial reporting and there was a weakness in the internal controls relating to the financial statement closing process which resulted primarily from the fact that certain parts of the work of the Registrant’s accounting staff may not be monitored or reviewed correctly. The material weakness described above continued to exist as of the quarter ended September 30, 2009, December 31, 2009 and March 31, 2010, as reported in the Registrant's Quarterly Report on Form 10-Q, filed with the Securities and Exchange Commission on November 13, 2009, February 16, 2010 and May 27, 2010. For a further discussion of the foregoing material weakness please refer to Item 9A(T) of the Registrant's Annual Report on Form 10-K for the fiscal year ended June 30, 2009, filed with the Securities and Exchange Commission on October 13, 2009.

The Registrant has authorized Weinberg to respond fully to the inquires of the Registrant's newly appointed independent registered public accounting firm concerning the subject matter of the material weakness described in this Form 8-K. Other than as disclosed in this Form 8-K, there did not exist any "reportable events" as that term is defined in Item 304(a)(1)(v) during the fiscal years ended June 30, 2009 and 2008, and the interim period through the Dismissal Date.

The Registrant has provided Weinberg with a copy of the above disclosures and requested that Weinberg furnish the Registrant with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the foregoing statements and, if not, stating the respects in which it does not agree. A copy of the letter from Weinberg is filed herewith as Exhibit 16.1.

(b) Engagement of Friedman LLP. On August 5, 2010, the Registrant engaged Friedman LLP (“Friedman”) to serve as the Registrant’s independent registered public accounting firm to audit the Registrant’s consolidated financial statements for the Registrant’s fiscal year ended June 30, 2010 and to issue a report on the Registrant’s financial statements for such fiscal year.  The decision to engage Friedman was approved by the Registrant’s Board of Directors.  During the past two fiscal years, and during the subsequent interim period through the Dismissal Date, the Registrant did not consult Friedman with respect to any of the matters or events listed in Regulation S-K Item 304(a)(2).

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

	Exhibit No.	Description

	16.1	Letter from Weinberg & Company, P.A., dated August 9, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 10, 2010

CHINA INSONLINE CORP.

By:	/s/: Junjun Xu
Name: Junjun Xu
Title: Chief Executive Officer